As filed with the Securities and Exchange Commission on August 1, 2024

  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MGP Ingredients, Inc.

(Exact name of Registrant as specified in its charter)

Kansas	45-4082531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Commercial Street, Box 130

Atchison, Kansas 66002

(913) 367-1480

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brandon M. Gall

Vice President, Finance and Chief Financial Officer

100 Commercial Street, Box 130

Atchison, Kansas 66002

(913) 367-1480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dawn Holicky Pruitt

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

MGP Ingredients, Inc.

Common Stock

Warrants

Units

Rights

Debt Securities

MGP Ingredients, Inc. (“MGP”) may issue, offer, and sell from time to time in one or more series or classes its common stock, warrants, units, rights, or debt securities. MGP’s common stock is listed on The Nasdaq Global Select Market (“Nasdaq Global Select”) and trades under the ticker symbol “MGPI.”

We refer to MGP’s common stock, warrants, units, rights, and debt securities collectively as the “securities” in this prospectus. The debt securities may consist of debentures, notes, or other types of debt.

MGP may offer and sell securities from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. Each time MGP offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

MGP may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before investing in any securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplement. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information” and “Incorporation By Reference.” Information incorporated by reference on or after the date of this prospectus is considered a part of this prospectus and may add, update, or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement.

We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References to “MGP” are to MGP Ingredients, Inc., a Kansas corporation. Unless otherwise expressly stated herein or the context otherwise requires, references to “us,” “we,” or “our” refer to MGP Ingredients, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in MGP’s periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

WHERE YOU CAN FIND MORE INFORMATION

MGP files annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC maintains a website at https://www.sec.gov that contains reports, proxy and information statements, and other information regarding MGP. MGP’s SEC filings can also be found on its website (https://www.mgpingredients.com). The information on MGP’s website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement, or MGP’s SEC filings.

Statements contained in this prospectus concerning the contents of any document to which we refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or any portions of any documents deemed to have been furnished and not “filed” under the Exchange Act in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 22, 2024, which incorporates by reference certain portions of our definitive proxy statement for our 2024 Annual Meeting of Stockholders, filed on April 9, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 2, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 1, 2024;

•	our Current Reports on Form 8-K, as filed with the SEC on January 17, 2024, April 26, 2024, and May 28, 2024; and

•	the description of our common stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any subsequently filed amendments and reports updating the description of our common stock.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:

MGP Ingredients, Inc.
100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information included or incorporated by reference into this prospectus and any prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, the management of MGP may make forward-looking statements to analysts, investors, representatives of the media, and others. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology.  These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, our performance, our financial results, and our financial condition and are not guarantees of future performance.

These forward-looking statements reflect MGP’s management’s beliefs, objectives, and expectations as of the date of this prospectus, or in the case of any information included or incorporated by reference, as of the date of those documents, are necessarily estimates. Achievement of the expressed beliefs, objectives, and expectations is subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause MGP’s results to differ materially from those described in the forward-looking statements can be found in MGP’s filings with the SEC, which are incorporated by reference herein in their entirety.

You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any information included or incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to MGP or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, MGP undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

MGP INGREDIENTS, INC.

MGP is a leading producer and supplier of premium distilled spirits, branded spirits, and food ingredients. Distilled spirits include premium bourbon, rye, and other whiskeys and grain neutral spirits, including vodka and gin. Our distilled spirits are either sold directly or indirectly to manufacturers of other branded spirits. We also have a portfolio of our own high quality branded spirits, which we produce through our distilleries and bottling facilities and sell to distributors. Our branded spirits products account for a range of price points from value products through ultra premium brands. Our protein and starch food ingredients serve a host of functional, nutritional, and sensory benefits for a wide range of food products to serve the consumer packaged goods industry. Our ingredients products are sold directly, or through distributors, to manufacturers and processors of finished packaged goods or to bakeries.

MGP Ingredients, Inc. was incorporated in 2011 in Kansas, continuing a business originally founded by Cloud L. Cray, Sr. in Atchison, Kansas in 1941. Our offices are located at 100 Commercial Street, Box 130, Atchison, Kansas 66002, and our telephone number is (913) 367-1480.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the refinancing of existing debt. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

DESCRIPTION OF SECURITIES

MGP may offer and sell securities from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. Each time MGP offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.

PLAN OF DISTRIBUTION

MGP may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. The specific plan of distribution will be provided for any securities to be offered in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for MGP Ingredients, Inc. by Faegre Drinker Biddle & Reath LLP, with respect to matters governed by New York law, and by Stinson LLP, Kansas City, Missouri, with respect to matters governed by Kansas law. Certain legal matters will be passed upon for MGP Ingredients, Inc. by Faegre Drinker Biddle & Reath LLP, and for the underwriters, dealers, or agents, if any, by their own legal counsel.

EXPERTS

The consolidated financial statements of MGP as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the fees and expenses incurred or expected to be incurred by the Registrant in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates.

Securities Act Registration Fee	*
FINRA Filing Fee	+
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	+
Trustee and Transfer Agent Fees and Expenses	+
Miscellaneous	+
Total	+

*    Deferred in accordance with Rules 456(b) and 457(r).

+    Estimated expenses not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 17-6305 of the Kansas General Corporation Code provides that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similarly, a Kansas corporation may also indemnify any person described in the previous sentence who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that any person found liable to the corporation may be indemnified only if a court has determined such person is fairly and reasonably entitled to indemnity for such expenses. Section 17-6305 of the Kansas General Corporation Code provides that a present or former director or officer (as defined in the statute) shall be, and any other person may be, indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees, actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any foregoing action, suit or proceeding or in defense of any claim, issue or matter therein.

The Registrant’s Bylaws provide that it will indemnify each of its officers and directors to the fullest extent permitted by Kansas law, as amended from time to time (but, in the case of any amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the law permitted us to provide prior to such amendment) and that any modification or repeal of the Bylaws will not adversely affect this indemnification right of the Registrant’s officers and directors with respect to any act or omission occurring prior to such modification or repeal. The Bylaws further provide that any expenses (including attorneys’ fees) incurred by the Registrant’s officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by the Registrant in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that they were not entitled to be indemnified.

As permitted by Section 17-6002(b)(8) of the Kansas General Corporation Code, the Registrant’s Articles of Incorporation eliminate a director’s liability to the Registrant and the Registrant’s stockholders for monetary damages for breach of a fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) certain transactions under Section 17-6424 of the Kansas General Corporation Code (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (d) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in the Registrant’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. In this regard, the Registrant’s Bylaws include a provision that the indemnification provisions contained in the Bylaws are deemed to be a contract between the Registrant and each of its current and future directors and officers providing these individuals with a contractual right to indemnification and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Bylaws further authorize the Registrant to purchase and maintain insurance on behalf of the Registrant’s officers and directors and the Registrant has obtained insurance to cover such individuals for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for common stock).*
1.2	Form of Underwriting Agreement (for warrants).*
1.3	Form of Underwriting Agreement (for units).*
1.4	Form of Underwriting Agreement (for rights).*
1.5	Form of Underwriting Agreement (for debt securities).*
2.1	Agreement and Plan of Merger, dated as of January 22, 2021, by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, upon signing a joinder agreement, the shareholders of London HoldCo, Inc., and Donn Lux, as Sellers’ Representative (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed January 25, 2021).
2.2	Joinder to the Agreement and Plan of Merger dated as of January 22, 2021 by certain joining Shareholders (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed January 25, 2021).
3.1.1	Amended Articles of Incorporation of MGP Ingredients, Inc. (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed January 5, 2012).
3.1.2	Certificate of Amendment to Articles of Incorporation of MGP Ingredients, Inc., dated May 22, 2014 (Incorporated by reference to Exhibit A of the Company's Proxy Statement on Schedule 14A filed April 21, 2014).

3.2	Amended and Restated Bylaws of MGP Ingredients, Inc. dated February 22, 2017 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed February 28, 2017).
4.1	Form of Indenture for MGP Ingredients, Inc. (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 filed October 4, 2021 (Registration Statement No. 333-260018)).
4.2	Form of senior debt security.*
4.3	Form of subordinated debt security.*
4.4	Form of senior subordinated debt security.*
4.5	Form of Warrant Agreement (including Form of Warrant Certificate).*
4.6	Form of Unit Agreement (including Form of Unit Certificate).*
4.7	Form of Rights Agreement (including Form of Rights Certificate)*
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
5.2	Opinion of Stinson LLP.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
23.2	Consent of Stinson LLP (included in Exhibit 5.2).
23.3	Consent of KPMG, LLP
24.1	Power of Attorney (contained on signature page herein).
25.1	Statement of Eligibility on Form T-1 of the Trustee for Debt Securities.*
107	Filing Fee Table.

* To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Registrant or the other parties to the agreements.

The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Registrant may be found elsewhere in this registration statement and MGP’s other public filings, which are available without charge through the SEC’s website at https://www.sec.gov.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

	(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

	(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, MGP Ingredients, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on August 1, 2024.

MGP INGREDIENTS, INC.

By:	/s/ David S. Bratcher
David S. Bratcher
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of MGP Ingredients, Inc., hereby severally constitute and appoint David S. Bratcher and Brandon M. Gall, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David S. Bratcher	Chief Executive Officer, President and Director	August 1, 2024
David S. Bratcher	(Principal Executive Officer)

/s/ Brandon M. Gall	Vice President, Finance and Chief Financial Officer	August 1, 2024
Brandon M. Gall	(Principal Financial Officer and Accounting Officer)

/s/ Neha J. Clark	Director	August 1, 2024
Neha J. Clark

/s/ Thomas A. Gerke	Director	August 1, 2024
Thomas A. Gerke

/s/ Donn Lux	Director	August 1, 2024
Donn Lux

/s/ Preet H. Michelson	Director	August 1, 2024
Preet H. Michelson

/s/ Lori L.S. Mingus	Director	August 1, 2024
Lori L.S. Mingus

/s/ Kevin S. Rauckman	Director	August 1, 2024
Kevin S. Rauckman

/s/ Karen L. Seaberg	Director	August 1, 2024
Karen L. Seaberg

/s/ Todd B. Siwak	Director	August 1, 2024
Todd B. Siwak